UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01    Other Events.

Capital Project Deferral—In the second quarter 2018, Portland General Electric Company (PGE or the Company), placed into service a new customer information system at a total cost of $152 million. Consistent with agreements reached with stakeholders in the Company’s 2019 General Rate Case, the Company expects that the capital cost of the asset will be included in rate base and customer prices January 1, 2019.

Consistent with past regulatory precedent, on May 11, 2018, the Company submitted an application to the Public Utility Commission of Oregon (OPUC or the Commission) to defer the revenue requirement associated with this new customer information system from the time the system went into service through the end of 2018. During the nine months ended September 30, 2018, PGE deferred a total of $7 million related to the project, with the full year 2018 amount expected to reach $12 million.

On November 27, 2017, the OPUC opened docket UM 1909 to conduct an investigation of the scope of its authority under Oregon law to authorize the deferral of capital costs for later inclusion in customer prices. On October 29, 2018, the OPUC issued Order 18-423 (Order) concluding that the Commission lacks authority under Oregon law to allow deferrals of any costs related to capital investments. In the Order, the OPUC acknowledged that this decision is contrary to its past limited practice of allowing deferrals related to capital investments and will require adjustments to its regulatory practices. The OPUC directed its Staff to meet with the utilities and stakeholders to address the full implications of this decision, and to propose recommendations needed to implement this decision consistent with the OPUC’s legal authority and the public interest.

In response to the Order, PGE is considering its alternatives, including, but not limited to, a request for reconsideration, clarification, and ultimate appeal of the Order. PGE believes that the costs incurred to date associated with the customer information system were prudently incurred and has not withdrawn its deferral application to recover the revenue requirement of this capital project. However, the Order has impacted the probability of recovery of the customer information system deferral and, as such, the Company will record a reserve for the full amount of the current $7 million capital deferral. Any amounts that may ultimately be approved by the OPUC in subsequent proceedings would be recognized in earnings in the period of such approval, however there is no assurance that such recovery would be granted by the OPUC.

PGE is maintaining its earnings guidance of $2.25-$2.40 per diluted share and believes it will be able to partially offset the impacts of the capital project deferral reserve through cost savings and other actions during 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	November 7, 2018	By:	/s/ James F. Lobdell
James F. Lobdell
Senior Vice President of Finance, Chief Financial Officer and Treasurer